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                                                                   EXHIBIT 10.19

                       AMENDMENT TO EMPLOYMENT AGREEMENT



                                             AMENDMENT NO. 4 dated as of June
                                    30, 2001, between BERRY PLASTICS
                                    CORPORATION, a Delaware corporation (the
                                    "Corporation"), and RALPH BRENT BEELER (the
                                    "Executive").



                  Reference is made to the Employment Agreement dated as of December 24, 1990, (as amended by Amendment No. 1 dated as of January 1, 1993, and Amendment No. 2 dated as of November 30, 1995, and Amendment No. 3 dated as of June 30, 1996, the "Employment Agreement"), between the Corporation and the Executive. The Corporation and the Executive desire to extend the term of the Employment Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

                  Accordingly, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Term. Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

                           "Subject to earlier termination as provided herein, the employment of the Executive hereunder shall commence on the date hereof (the "Effective Date"), and terminate on January 1, 2007 (the "Expiration Date"). Such period of employment is hereinafter referred to as the "Employment Period."

         2. Termination of Employment Following a Change of Control. The Employment Agreement is hereby amended by adding a new Section 12A which reads in its entirety as follows:

                           "12A. Effect of Termination of Employment Following a Change of Control. In the Event of a Termination of Employment occurring after the consummation of a Change of Control (as hereinafter defined) which termination is pursuant to a Termination Without Cause or a Resignation for Good Reason (as defined in paragraph (d) below), neither the Executive nor his estate or beneficiaries shall have any further rights or claims against the Corporation under this Agreement except the right to receive:

                           (a) the portion of the Base Salary which accrued with respect to the period prior to the Termination Date but which remained unpaid as of the Termination Date;
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                           (b) the aggregate amount of Reimbursable Expenses
                  which were incurred prior to the Termination Date but which were not reimbursed by the Corporation as provided in Section 5(d) prior to the Termination Date;

                           (c) as severance compensation:

                                    (i) an amount equal to the greater of (A)
                           the Executive's Base Salary (as of the Termination
                           Date) to be paid until the later to occur of (x) the second anniversary of the date upon which the Change of Control occurred, and (y) the first anniversary of the Termination Date, or (B) 1/12th of one-year's Base Salary (as of the Termination Date) for each year (not to exceed 30 years in the aggregate) that the Executive was employed by the Corporation (and its predecessors-in-interest); the amount referred to in clause (A) or (B), as the case may be, to be payable at the same times at which and in the same manner in which the Base Salary was paid prior to the termination; and

                                    (ii) the pro-rata portion of the applicable
                           bonus provided for in Section 5(b);

                           (d) For purposes of this Section 12A, the following
                  definitions shall apply:

                           "Change of Control" means (i) the sale of all or
                  substantially all of the assets of the Corporation or BPC Holding Corporation ("BPC"), (ii) a sale of more than 50% of the outstanding voting shares of the Corporation or BPC in a non-public sale to persons who are not affiliates of the shareholders of BPC prior to the closing, or (iii) any merger or consolidation of the Corporation or BPC immediately after which a majority of the outstanding voting shares of the surviving entity are not held by persons who held a majority of such shares of BPC immediately prior to such transaction.

                           "Resignation for Good Reason" means the Executive's
                  resignation after the date in which a Change of Control has occurred as a result of Executive's reassignment to an office location greater than 25 miles from the office location Executive utilized as of the date on which a Change of Control occurred."

         3. Key Person Life Insurance. The Employment Agreement is hereby amended by deleting Section 24 in its entirety and replacing it with the following:

                           "Section 24.  [Intentionally Omitted]"

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         4. Notices. Section 16 of the Employment Agreement is hereby amended by deleting the information relating to O'Sullivan Graev & Karabell, LLP and replacing it with the following:

                           "O'Sullivan LLP
                           30 Rockefeller Plaza
                           New York, NY  10112
                           Attn:  Michael J. O'Brien, Esq.
                           Telecopier:  (212) 408-2420"

         5. Effect of Amendment. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect and unchanged.

         6. Counterparts. This Amendment No. 4 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                    * * * * *

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                  IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first written above.

                                        BERRY PLASTICS CORPORATION

                                        By:____________________________________
                                           Ira G. Boots
                                           President and Chief Executive Officer

                                           ____________________________________
                                           Ralph Brent Beeler